CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,
    MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                 CONFIDENTAL TREATMENT REQUESTED

                          EXHIBIT 10.51

                     Cooperative Research and
                      Development Agreement

                           (CACR-0345)

              Characterization of the NCI [REDACTED]

                        Dr. George Johnson

                               DTP
                              DCTDC


                         Dr. Peter Hirth
                           SUGEN, Inc.



                           Prepared by
                 Office of Technology Development
                    National Cancer Institute

                              PUBLIC HEALTH SERVICE

                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

This Cooperative Research and Development Agreement, hereinafter referred to as the "CRADA," consists of this Cover Page, an attached Agreement, a Signature Page and various Appendices referenced in the Agreement. This Cover Page serves to identify the Parties to this CRADA:

         (1) the following Bureau(s), Institute(s), Center(s) or Division(s) of the National Institutes of Health ("NIH"), the Food and Drug Administration ("FDA"), and the Centers for Disease Control and Prevention ("CDC"): National Cancer Institute, hereinafter singly or collectively referred to as the Public Health Service ("PHS"); and

         (2) SUGEN, Inc., which has offices at 515 Galveston Drive, Redwood City, CA 94063, hereinafter referred to as the "Collaborator."



Although drafted for two Parties, the attached CRADA also may be used for any number. This Cover Page, however, should be modified by repeating block (2) to identify other Parties to the CRADA. All non-PHS Parties are hereinafter collectively referred to as the "Collaborator." Use of the terms "Collaborator," "Party," and "Parties" should be construed as appropriate for the actual number of CRADA participants.

                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

Article 1.        Introduction

This Cooperative Research and Development Agreement (CRADA) between PHS and the Collaborator will be effective when signed by all Parties. The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix A. The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix C.

Article 2.  Definitions

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "Cooperative Research and Development Agreement" or "CRADA" means this Agreement, entered into by PHS pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et seq. and Executive Order 12591 of October 10, 1987.

2.2 "Government" means the Government of the United States as represented through the PHS agency that is a Party to this agreement.

2.3 "Invention" means any invention or discovery which is or may be patentable or otherwise protected under title 35, United States Code, or any novel variety or plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.4 "Principal Investigator(s)" or "PIs" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

2.5 "Proprietary/Confidential Information" means confidential scientific, business, or financial information provided that such information does not include:

         2.5.1 information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

         2.5.2 information which has been made available by its owners to others without a confidentiality obligation;

         2.5.3 information which is already known by or available to the receiving Party without a confidentiality obligation; or

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                                                 CONFIDENTAL TREATMENT REQUESTED


         2.5.4 information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.6 "Research License" shall mean a nontransferable, nonexclusive license under any IP license to make and use a licensed invention for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.7 "Research Materials" means all tangible materials other than Subject Data first produced in the performance of this CRADA.

2.8 "Research Plan" or "RP" means the statement in Appendix A of the respective research and development commitments of the Parties to this CRADA.

2.9 "Subject Invention" means any Invention of the Parties, conceived or first actually reduced to practice in the performance of the Research Plan of this CRADA.

2.10 "Subject Data" means all recorded information first produced in the performance of this CRADA by the Parties.

Article 3.       Cooperative Research

3.1 Principal Investigators. PHS research work under this CRADA will be performed by the PHS laboratory identified in the RP, and the PHS Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of PHS. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.2 Research Plan Change. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 13.6.

Article 4.       Reports

4.1 Interim Reports. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within [REDACTED] after this CRADA becomes effective and at least within every [REDACTED] thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort, any modifications to the Research Plan pursuant to Article 3.2, and all CRADA- related patent applications filed.

4.2 Final Reports. The Parties shall exchange formal reports of their results within [REDACTED] after completing the projects described in the RP or after the expiration or termination of this CRADA.

                                                 CONFIDENTAL TREATMENT REQUESTED



Article 5.            Financial and Staffing Obligations

5.1 PHS and Collaborator Contributions. The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix
         B. PHS shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix B. PHS shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to
         Article 10.3. Collaborator acknowledges that the U.S. Government will have the authority to retain and expend any excess funds for up to [REDACTED] subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.2 Accounting Records. PHS shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator a final fiscal report pursuant to Article 4.2.

5.3 Capital Equipment. Equipment purchased by PHS with funds provided by the Collaborator shall be the property of PHS. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in writing by the Parties. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

Article 6.            Intellectual Property Rights and Patent Applications

6.1 Reporting. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship. Such reports shall be treated as Proprietary/Confidential Information in accordance with
         Article 8.4.

6.2 Collaborator Employee Inventions. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to PHS pursuant to Article 6.5. If PHS declines such assignment, the Collaborator may release its IP rights as it may determine.

6.3 PHS Employee Inventions. PHS on behalf of the U.S. Government may elect to retain IP rights to each. Subject Invention made solely by PHS employees. If PHS does not elect to retain IP rights, PHS shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 6.5. If the Collaborator declines such assignment, PHS may release IP rights in such Subject Invention to its employee inventors pursuant to Article 6.6.

6.4 Joint Inventions. Each Subject Invention made jointly by PHS and Collaborator employees shall be jointly owned by PHS and the
         Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify PHS promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), PHS on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 6.5. If the other Party declines such assignment, the offering Party may release its IP rights as provided in Articles 6.2, 6.3, and 6.6.

6.5 Filing of Patent Applications. With respect to Subject Inventions made by the Collaborator as described in Article 6.2, or by PHS as described in Article 6.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense and after consultation with the other Party. The Party shall notify the other Party of its decision regarding filing in countries other than the United States in a timely manner. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP right, title and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that PHS inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

6.6 Release to Inventors. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may retain or release their IP rights in accordance with their respective policies and procedures. However, the Government shall retain a nonexclusive, non-transferrable, irrevocable, royalty-free license to practice any such Subject Invention or have it practiced throughout the world.

6.7 Patent Expenses. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall be responsible for all past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.8 Prosecution of Intellectual Property Applications. Within one month of receipt or filing, each Party shall provide the other Party with copies of the applications and all

                                                 CONFIDENTAL TREATMENT REQUESTED


         documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications. Each Party shall also provide the other Party with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where licensing is contemplated by Collaborator, the Parties agree to consult with each other with respect to the prosecution of applications for PHS Subject Inventions described in Article 6.3 and joint Subject Inventions described in Article 6.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to
         Article 6.4, PHS will be granted an associate power of attorney (or its equivalent) on such IP applications.

Article 7.  Licensing

7.1 Option for Commercialization License. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, PHS hereby grants to the Collaborator an option to elect an exclusive or nonexclusive commercialization license, which is substantially in the form of the appropriate model PHS license agreement. This option does not apply to Subject Inventions conceived prior to the effective date of this CRADA if PHS has filed a patent application on the invention and has licensed it or offered to license it to a third party. The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace.

7.2 Exercise of License Option. The option of Article 7.1 must be exercised by written notice mailed within [REDACTED] after collaborator receives written notice that the patent or other IP application is filed. Exercise of this option by the Collaborator initiates a negotiation period that expires [REDACTED] after the patent or other IP application filing date. If the last proposal by the Collaborator has not been responded to in writing by PHS within this [REDACTED] period, the negotiation period shall be extended to expire [REDACTED] after PHS so responds, during [REDACTED] the Collaborator may accept in writing the final license proposal of PHS. In the absence of such acceptance, PHS will be free to license such IP rights to others. In the event that the Collaborator elects the option for an exclusive license, but no such license is executed during the negotiation period, PHS agrees not to make an offer for an exclusive license on more favorable terms to a third party for a period of [REDACTED] without first offering Collaborator [REDACTED.]

7.3 Government Intellectual Property Rights. For inventions developed wholly by PHS investigators or jointly with a Collaborator, under this CRADA, pursuant to Articles 6.3 and 6.4, PHS retains, pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. ss. 3710a(b)(2), a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U.S. Government. The PHS also reserves the right under any exclusive IP license to require Collaborator to grant on reasonable terms a Research License to third parties.


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                                                 CONFIDENTAL TREATMENT REQUESTED


7.4 Research Licenses. For inventions developed wholly by Collaborator under this CRADA, pursuant to Article 6.2, the Collaborator agrees to grant the Government a Research License, as defined in Article 2.6, which shall be [REDACTED.]

7.5 Joint Inventions Not Exclusively Licensed. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in all fields in joint Subject Inventions described in
         Article 6.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively licensed to Collaborator. The Parties may agree to a joint licensing approach for such IP rights.

Article 8.  Proprietary Rights and Publication

8.1 Right of Access. PHS and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA, whether developed solely by PHS or jointly with the Collaborator. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties. All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

8.2 Ownership of Subject Data and Research Materials. Subject to the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.3, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Materials produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Materials will be jointly owned.

8.3 Dissemination of Subject Data and Research Materials. To the extent allowed under law, the Collaborator and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed. Any information that would identify human subjects of research or patients will always be maintained confidentially. Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that PHS shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts.

8.4 Proprietary/Confidential Information. Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Confidential oral communications shall be [REDACTED.] Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary/Confidential Information by another Party and may decline to accept such information. Subject Data and Research Materials developed solely by the Collaborator may be designated as Proprietary/Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with PHS investigators, and advance designation of such data and material categories is set forth in the RP. The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated. Jointly developed Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

8.5      Protection       of        Proprietary/Confidential        Information.
         Proprietary/Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. ss. 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary/Confidential Information. Each Party agrees that the other Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, the other Party in possession of the Proprietary/Confidential Information determines may not be lawfully withheld, provided the concerned Party has been given an opportunity to obtain a court order to enjoin disclosure.

8.6 Duration of Confidentiality Obligation. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.5 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect
         Proprietary/Confidential Information relating to products not yet commercialized.

8.7 Publication. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Materials, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary/Confidential Information is protected. The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.

Article 9.  Representations and Warranties

9.1 Representations and Warranties of PHS. PHS hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

9.2      Representations and Warranties of the Collaborator.

         (a) The Collaborator hereby represents and warrants to PHS that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's official signing this CRADA has authority to do

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                                                 CONFIDENTAL TREATMENT REQUESTED


         so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix B.

         (b) The Collaborator certifies that the statements herein are true, complete, and accurate to the best of its knowledge. The Collaborator is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

Article 10.  Termination

10.1 Termination By Mutual Consent. PHS and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the Terms of this Agreement.

10.2 Unilateral Termination. Either PHS or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1.

10.3 Staffing. If this CRADA is mutually or unilaterally terminated prior to its expiration, [REDACTED.]

10.4 New Commitments. No Party shall make new commitments related to this CRADA after a mutual termination or notice of a unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

10.5 Termination Costs. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.2, PHS shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property, for which Collaborator shall be responsible.

Article 11.  Disputes

11.1 Settlement. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) shall propose a resolution. Nothing in this Article shall prevent any Party

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         from  pursuing  any  additional  administrative  remedies  that  may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2 Continuation of Work. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the PHS signatory.

Article 12.  Liability

12.1 Property. The U.S. Government shall not be responsible for damages to any Collaborator property provided to PHS, where Collaborator retains title to the property, or any property acquired by Collaborator for its own use pursuant to this CRADA.

12.2 NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 10, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

12.3 Indemnification. The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by PHS employees under this CRADA, unless due to the negligence or willful misconduct of PHS, its employees, or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. PHS has no authority to indemnify the Collaborator.

12.4 Force Majeure. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 13.  Miscellaneous

13.1 Governing Law. The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

13.2 Entire Agreement. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.3 Headings. Titles and headings of the articles and subarticles of this CRADA are for convenient reference only, do not form a part of this CRADA, and shall in no way affect its interpretation.

13.4 Waivers. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

13.5 Severability. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

13.6 Amendments. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

13.7 Assignment. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

13.8 Notices. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 7.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

13.9 Independent Contractors. The relationship of the Parties to this CRADA is that of independent contractors and not as agents of each other or as joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at PHS facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

13.10 Use of Name or Endorsements. By entering into this CRADA, PHS does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The

         Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees. Collaborator issued press releases that reference or rely upon the work of PHS under this CRADA shall be made available to PHS at least 7 days prior to publication for review and comment.

13.11 Exceptions to this CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix C.

13.12 Reasonable Consent. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

Article 14.  Duration of Agreement

14.1 Duration. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with
         Article 13.6.

14.2 Survivability. The provisions of Articles 4.2, 5-8,10.3-10.5, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.

NIH/ADAMHA Patent Policy Board                                       CACR - 0345



                              CRADA SIGNATURE PAGE


FOR NIH:



/s/ Alan S. Rabson                                          4/11/96
- ------------------------------------------------            --------------------
Alan S. Rabson, M.D.                                        Date
Deputy Director, NCI

Mailing Address for Notices:

National Cancer Institute
Office of Technology Development
9000 Rockville Pike
Building 31, Room 4A51
Bethesda, Maryland 20892


FOR THE COLLABORATOR: (The undersigned expressly certifies or affirms that the contents of any statements made or reflected in this document are truthful and accurate.)




/s/ James L. Tyree                                            4/12/96
- ------------------------------------------------            --------------------
Mr. James L. Tyree                                             Date
President

Mailing Address for Notices:

SUGEN, Inc.

515 Galveston Drive

Redwood City, CA 94063

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   APPENDIX A

                                  RESEARCH PLAN

TITLE OF CRADA: Characterization of the NCI [REDACTED]

PHS PRINCIPAL INVESTIGATOR: Dr. George Johnson, DTP, DCTDC, NCI

his/her Laboratory: Developmental Therapeutics Program, NCI

COLLABORATOR PRINCIPAL INVESTIGATOR: Dr. Peter Hirth

TERM OF CRADA: [REDACTED]

The Research Plan which follows this page should be concise but of sufficient detail to permit reviewers of this CRADA to evaluate the scientific merit of the proposed collaboration. The RP should explain the scientific importance of the collaboration and the research goals of PHS and the Collaborator. The respective contributions in terms of expertise and/or research materials of PHS and Collaborator should be summarized. Initial and subsequent projects contemplated under the RP, and the time periods estimated for their completion, should be described and pertinent methodological considerations summarized. Pertinent literature references may be cited and additional relevant information included. Include additional pages to identify the Principal Investigators of all other Parties to this CRADA.

                                                 CONFIDENTAL TREATMENT REQUESTED


                                   APPENDIX A

                                  RESEARCH PLAN

                                 NCI CRADA # 345

                                 Title of CRADA

                     Characterization of the NCI [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



Appendix A - Confidential                                              CRADA 345

NCI/SUGEN




                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



Appendix A - Confidential                                              CRADA 345

NCI/SUGEN




                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



Appendix A - Confidential                                              CRADA 345

NCI/SUGEN




                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



Appendix A - Confidential                                              CRADA 345

NCI/SUGEN




                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED






                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED



                                   [REDACTED]

                                                 CONFIDENTAL TREATMENT REQUESTED

Appendix A - Confidential                                              CRADA 345
NCI/SUGEN



                                   [REDACTED]

                                   APPENDIX B

               FINANCIAL AND STAFFING CONTRIBUTIONS OF THE PARTIES

                                                 CONFIDENTAL TREATMENT REQUESTED

                                                                    Confidential

                                   APPENDIX B

               Financial and Staffing Contributions of the Parties

For NIH:

The Developmental Therapeutics Program, (DTP) DCTDC estimates that [REDACTED] will be dedicated to its participation in the research under this CRADA. [REDACTED]

NCI will provide no funding to Company for collaborative research and development pursuant to this CRADA, inasmuch as financial contributions by the U.S. government to non-Federal parties under a CRADA is prohibited under the Federal Technology Transfer Act of 1986 (15 U.S.C. ss.3710 a(d)(1)).

For SUGEN, Inc.:

Personnel:

SUGEN, Inc. intends to commit [REDACTED] to permit the timely execution of the studies implemented under this CRADA. More specifically, this staffing shall include SUGEN [REDACTED] dedicated to the research and development for the [REDACTED] performed under this CRADA.

Funding:

For the [REDACTED]

SUGEN will also provide funds, in the amount of [REDACTED] to provide for appropriate and mutually agreeable travel and training for NCI staff related to the research and development under this CRADA

No funds provided under this CRADA by SUGEN will be used by NCI to [REDACTED]

Should any of the nominal funds remain, NCI or the NCI contractor will return excess funds to the Collaborator when it sends its final fiscal report.

Payments for the [REDACTED] under this CRADA shall be made to DTP or to DTP contractors as appropriate.

                                                 CONFIDENTAL TREATMENT REQUESTED

                                                                    Confidential


Payments by SUGEN to NCI for [REDACTED] will be made only after execution of a separately negotiated and mutually agreeable written amendment to this CRADA.

                                   APPENDIX C

                    EXCEPTIONS OR MODIFICATIONS TO THIS CRADA

                                                 CONFIDENTAL TREATMENT REQUESTED

                                                                    Confidential


                                   APPENDIX C

                    EXCEPTIONS OR MODIFICATIONS TO THIS CRADA

Add a new Article 3.3 as follows:

3.3 Research Team. The Parties agree to establish a joint research and development team (hereinafter referred to as the "Team") comprising at least the Principal Investigators designated pursuant to Article 3.1 to conduct and monitor the research in accordance with the RP. Although the members of the Team shall be considered as having been delegated to the Team, they shall continue to remain employed by their respective employers under their respective terms of employment. The initial composition of the Team shall be 2 voting members on behalf of SUGEN, including the Collaborator Principal Investigator designated pursuant to Article 3.1, and [REDACTED] designated pursuant to Article 3.1. The chair of the Team will alternate on a yearly basis between NCI and SUGEN. The membership of the Team may be changed from time to time as mutually agreed by NCI and SUGEN

Add a new Article 3.4 as follows:

3.4 Exclusive Collaborator for Subject Research Project: The scope of the CRADA Research Plan (Appendix A) will be appropriately and explicitly defined by the [REDACTED] as agreed upon by the Parties prior to the execution of this Agreement, and will be modifiable after execution of the CRADA only by written amendment. NCI agrees that SUGEN will be designated as the exclusive collaborator with NCI with regard to [REDACTED] designated and, accordingly, NCI will not collaborate with any other commercial entity with regard to the designated [REDACTED]

Add a new Article 3.5 as follows:

3.5 Additional Research: SUGEN and NCI shall be free to sponsor additional [REDACTED] outside the scope of this CRADA. As agreed by the Parties, [REDACTED] is limited to the scope of this CRADA.

Add the following to the end of Article 4.1 Interim Reports:

         "Reports from the Research Team or copies of screening results updating the progress of the CRADA research shall satisfy the reporting requirements under this Article 4.1."

Revise the first two sentences of Article 7.2 to read as follows:

                                                CONFIDENTIAL TREATMENT REQUESTED
Appendix C -- Confidential
NCI/SUGEN                                                              CRADA 345

         "The option of Article 7.1 must be exercised by written notice mailed within [REDACTED] after collaborator receives written notice that the patent or other IP application is filed. Exercise of this option by the Collaborator initiates a negotiation period that [REDACTED] of said license option."

Article 8.6 shall be modified by adding the following paragraphs to the end:

         Notwithstanding the previous paragraph, [REDACTED] under the CRADA will be held in confidence by the parties for a period not to exceed one year. For [REDACTED] a period longer than one year, up to a maximum period of 3 years, will be accommodated by NCI only upon mutual agreement of the Parties. Conversely, [REDACTED] may become publicly available during the one year period only upon mutual agreement of the Parties. The time period begins when NCI provides SUGEN with [REDACTED] SUGEN understands that NCI may periodically make requests to publish data during the one year period when it would be beneficial to the [REDACTED] in general. These requests by NCI will be primarily for dissemination of important information and shall not be unreasonably denied by SUGEN.

         Data which relates either to [REDACTED] produced by the Parties may be published by NCI only after SUGEN has had the opportunity to review the manuscript in accordance with Article 9.6 of this Agreement. SUGEN may redact any proprietary and confidential information as reasonably appropriate.

         Provided that the Parties either individually or jointly (as mutually agreed) are actively developing any [REDACTED] the Parties agree that the proprietary information relating to the identity and nature of the [REDACTED] produced by NCI and SUGEN will not be disclosed to any other party prior to entrance of the [REDACTED] Active development should be interpreted by the parties to mean a reasonable rate of progress on any promising [REDACTED] The active development of each [REDACTED] shall be addressed in each regular Interim Report pursuant to Article 4 of this Agreement. Concerns by NCI related to the progress of [REDACTED] by SUGEN shall be forwarded to SUGEN in writing and subsequently addressed by SUGEN in the next Interim Report or six months later, whichever date is later.

         For the purposes of this Agreement, "Publication" means any written or oral dissemination or any other public dissemination of the information including posting of the information on the World Wide Web or Internet.

Appendix C -- Confidential
NCI/SUGEN                                                              CRADA 345

Add a new Article 8.8 as follows:

8.8 Providing Subject Data produced by NCI to non-CRADA Parties by SUGEN. Because NCI has a duty to protect the integrity and quality of the Data generated by the NCI under this Agreement, Subject Data which have been provided to Collaborator may be made available to a third party by Collaborator subject to the following conditions:

         a. Access to the NCI-produced Subject Data by a third party must be deemed necessary by Collaborator for the development and/or commercialization of the CRADA technology (ie. Said third party will play a role in the development or regulatory approval of the technology or any agent(s);

         b. Collaborator agrees to keep accurate records of all transfers of NCI Subject data to a third party;

         c. All transfers of NCI Subject data to a third party by Collaborator shall be protected by terms of Confidentiality at least as restrictive as the terms of Confidentiality which bind the transfer of data from NCI to Collaborator;

         d. NCI data may not be sold or transferred for any consideration to a third party by Collaborator; and

         e. Data which is transferred either to Collaborator by NCI or to a third party by Collaborator shall be maintained in essentially the same form as it was received from the NCI.

Appendix D -- Confidential
NCI/SUGEN                                                              CRADA 345

                                   APPENDIX D

         Intellectual Property, Licensing, and Other Related Agreements

1) A Letter of Intent (LOI) for the Subject CRADA was executed between the Parties on December 11, 1995. A copy is attached hereto.

2) SUGEN currently is the CRADA collaborator with NCI for the Clinical Development of SU-101. NCI CRADA # 294 was executed on August 14, 1995 with an effective date of May 25, 1995.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                        Tom Mays

                                                            Document Type:  Lett
                                                      File Number:  CRADA #00345
DEPARTMENT OF HEALTH & HUMAN SERVICES
- --------------------------------------------------------------------------------
                                                   National Institutes of Health
                                                       National Cancer Institute
                                                            Office of Technology
                                                                     Development
                                                             9000 Rockville Pike
                                                            Bldg.  31, Room 4A51
                                                        Bethesda, Maryland 20892
                                                                  (301) 496-0477
                                                              (301) 402-2117 fax

December 4, 1995

Mr.  Stephen Evans-Freke
Chairman and CEO
SUGEN, Inc.
515 Galveston Drive
Redwood City, CA 94063

Re:         Proposed Cooperative Research and Development Agreement (CRADA)
CRADA #:    345
NCI Principal Investigator:   Dr.  George Johnson
Collaborator Investigator:    Dr.  Peter Hirth
Title:   Characterization of the [REDACTED]

Dear Mr. Evans-Freke,

It is my understanding that a cooperative research and development project between the parties referenced below is being considered. Accordingly, until a formal Collaborative Research and Development Agreement (CRADA) is reviewed by the CRADA Subcommittee and approved by the Director, National Cancer Institute
(NCI), this Letter is offered to permit joint research to commence.

It is acknowledged by the parties below that cooperative research pursuant to the Research Plan, attached as Appendix A, will be conducted informally by the NCI Principal Investigator and Collaborator pending formal approval of this CRADA. It is further acknowledged that patentable inventions may be made by NCI employees and employees of the Collaborator. Pursuant to its authority under Federal Technology Transfer Act of 1986, NCI agrees that should this CRADA be approved, it will have retroactive effect to the date that the last party has executed the Letter for any inventions that may be made under this Research Plan. NCI further agrees that this CRADA will have retroactive effect to the date

                                                CONFIDENTIAL TREATMENT REQUESTED


that  the  last  party  has  executed  this  Letter  for   confidentiality
obligations specified in the NIH Model CRADA. The NIH Model CRADA provisions for the protection of proprietary information are incorporated by reference and are considered controlling. These provisions include, but are not limited to, Articles 2.2 and 9.1-9.7. The NIH Model CRADA is attached as Appendix B.

Prior to the execution of the CRADA, SUGEN and NCI will jointly generate a [REDACTED] which will be the subject of this CRADA. The scope of the CRADA Research Plan will be appropriately and explicitly defined by the [REDACTED] and will be modifiable after execution of the CRADA only by written amendment. Additionally, NCI agrees that the CRADA will designate SUGEN as the exclusive collaborator with NCI for the characterization of the [REDACTED] and, accordingly, NCI will not collaborate with any other commercial entity with regard to the designated [REDACTED]

Finally, the Parties recognize that the U.S. Public Health Service policy relating to the "Pricing" clause formerly at Article 8.3 of the NIH Model CRADA and at Article 5.04 of the PHS Model Exclusive License Agreement has been rescinded. Consequently, said "Pricing" clause will be deleted and will be of no force and effect in this CRADA, if subsequently approved and executed, or in any subsequent exclusive licenses granted on Subject Inventions under this CRADA.

You understand, however, that this letter is not a commitment on the part of either party to enter into a CRADA. Further, this Letter is effective for a term of [REDACTED] The [REDACTED] term may be extended, provided the CRADA is under active negotiation and the collaborative research is continuing. Assuming the necessary approvals are forthcoming, we look forward to a successful collaboration.

Sincerely,

/s/ Thomas D. Mays

Thomas D.  Mays, Ph.D., J.D.
Director, NCI Office of Technology Development

- --------------------------------------------------------------------------------
ACCEPTED AND AGREED TO:

National Cancer Institute                   SUGEN, Inc.

/s/ Alan S. Rabson                          /s/ Stephen Evans-Freke
- ----------------------------------          ------------------------------------
Alan S. Rabson, M.D.                        Mr. Stephen Evans-Freke
Deputy Director, NCI                        Chairman and CEO

12/6/95                                     12/11/95
- ----------------------------------          ------------------------------------
Date                                        Date

Attachments:

         Appendix A: LOI Research Plan
         Appendix B: NCI Model CRADA

cc:      Mr. Dan Kiser, Esq., Fox, Bennett & Turner
         Dr. George Johnson, DCTDC, NCI

                                                CONFIDENTIAL TREATMENT REQUESTED


                    Letter of Intent Research Plan Appendix A

                                  Introduction

The proposed Cooperative Research and Development Agreement (CRADA) will encompass a joint collaborative research effort on the parts of NCI and SUGEN, Inc. in the projects as detailed below. The general description of the research project will be [REDACTED] identified through these collaborative efforts may be the subject of a formally executed and mutually agreeable written amendment to the executed CRADA for further preclinical testing possibly leading to human clinical trials (Project 4).

                      Overview and Objectives of This CRADA

                                    PROJECT 1

Overview

o The Parties will collaborate on the characterization of NCI's [REDACTED] (Prior to the execution of the CRADA, SUGEN and NCI will provide a [REDACTED] which will be the subject of this CRADA. The scope of the CRADA Research Plan will be appropriately and explicitly defined by the [REDACTED] and will be modifiable after execution of the CRADA only by written amendment. The CRADA will designate SUGEN as the [REDACTED] with regard to the designated [REDACTED] and, accordingly, NCI will not collaborate with any other commercial entity with regard to the designated [REDACTED]

o        NCI's [REDACTED]

o        SUGEN will perform [REDACTED] against the [REDACTED]

Objectives

o        With  this  information,  the  Collaborators  will  learn  if  the  NCI
         [REDACTED]


o The results from obtaining this information could be the [REDACTED] SUGEN and NCI could also use the [REDACTED]



                                    LOI-A-1

                                                CONFIDENTIAL TREATMENT REQUESTED

CRADA Letter of Intent Research Plan                                   CRADA 345
NCI-SUGEN                                                             Appendix A


         [REDACTED]

Resources

o        NCI will provide [REDACTED] to SUGEN.
o        SUGEN will perform [REDACTED]
o        SUGEN and NCI will jointly develop [REDACTED]

                            PROJECT 2

Overview

o        SUGEN's [REDACTED]

o        NCI's [REDACTED]

o        SUGEN will perform [REDACTED]

Objectives

o The profiling of SUGEN's [REDACTED] in NCI's [REDACTED] could identify utility in different [REDACTED]

o        The [REDACTED]

o        From  the  search  of  NCI's   [REDACTED]   could  be  identified   for
         development.

Resources

o        SUGEN will provide [REDACTED]
o        NCI will test [REDACTED]
o        NCI will [REDACTED]

                                    LOI-A-2

                                                CONFIDENTIAL TREATMENT REQUESTED

CRADA Letter of Intent Research Plan                                   CRADA 345
NCI-SUGEN                                                             Appendix A


                                    PROJECT 3

Overview

o        [REDACTED]




LOI-A-3